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                                                                 EXHIBIT 23.1





                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of AmeriCredit Corp. on Form S-8 (File Nos. 33-41203, 33-48162 and 33-56501) and Form S-3 (File Nos. 33-57517 and 33-52679) of our report dated August 10, 1995, on our audits of the consolidated financial statements as of June 30, 1995 and 1994, and for the years ended June 30, 1995, 1994 and 1993, which report is incorporated by reference in this Annual Report on Form 10-K.







COOPERS & LYBRAND L.L.P.




Fort Worth, Texas
September 27, 1995